SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

AGREEMENT made as of the 15th day of April, 1998, by and between HOSOKAWA MICRON INTERNATIONAL INC., a Delaware corporation with its corporate offices at 780 Third Avenue, New York, New York 10017 (hereinafter called the "Company"), and Gordon E. Ettie, residing at 23 Goodwives River Road, Darien, Connecticut 06820 (hereinafter called the "Executive").

                                  WITNESSETH:
                                  -----------

WHEREAS, the Executive has served the Company as its Vice President and President-Product Recovery product line;

WHEREAS, the Company desires to continue to employ the Executive in such capacity and the Executive is willing to continue to serve the Company in such capacity;

WHEREAS, the Company and the Executive desire to set forth the terms and conditions of such employment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the Company and the Executive agree as follows:

1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive agrees to be employed by the Company, on the terms and conditions herein contained.

2. Term. Except as otherwise provided in this Agreement, the Executive shall be employed under this Agreement for an initial four-year term commencing on the date hereof. The period during which the Executive is employed hereunder is referred to as the "Employment Term." The Employment Term shall be automatically renewed for successive two-year terms unless the Company shall give the Executive written notice of non-renewal at least six months prior to the end of the then current term. The Executive may, at any time, terminate the Employment Term by giving the Company 120 days prior written notice of the effective date of such termination. Upon the effective date of a termination of the Employment Term per the preceding sentence, the Company shall have no obligation to the Executive hereunder other than to pay or provide the Entitlements.

3. Duties. The Executive shall serve as the Company's Vice President and President of the Product Recovery product line, and as such, will be responsible for the overall operation and profitability of the Company's Product Recovery product line, which shall include, but not be limited to, developing, setting, implementing and reviewing overall business strategies and plans. The Executive shall perform his duties hereunder at the Company's facilities located at 780 Third Avenue, New York, NY USA (the "Employment Site") and shall be available to travel, as may be required in connection with the performance of his duties hereunder. In no event will the Executive be required to undertake any duties or perform any tasks which are inconsistent with his status in the Company. During the Employment Term, the Executive shall devote substantially all of his business time, attention, skill and efforts to the performance of his duties hereunder; provided, however, that the Executive may serve as director of other corporations, if such service does not conflict in any material respect with his duties hereunder or his fiduciary duty to the Company, and provided the Executive has prior written approval from the Company. Nothing herein shall prevent the Executive from managing his personal investments and participating in charitable and civic endeavors, so long as such activities do not materially interfere with the Executive's performance of his duties hereunder.

4. Base Salary. During the Employment Term, the Company shall pay the Executive, in accordance with its normal payroll practices and subject to required withholding, a base salary which, shall be at the annual rate of $215,000. The base salary may be increased annually, commencing on October 1, 1998, by an amount to be determined by the Company, in its sole discretion. Once increased, the base salary hereunder may not be decreased. The base salary, as increased from time to time, is hereinafter referred to as the "Base Salary."

5. Incentive Compensation. During the Employment Term, the Executive shall be entitled to incentive compensation ("Incentive Compensation") pursuant to the terms of the Company's incentive compensation plan, a copy of which is attached hereto as Exhibit A and any other annual programs or plans hereafter adopted by the Company.

6. Certain Other Compensation and Benefits. During the Employment Term, the Executive shall be entitled to:

      (a) participation in all benefit, pension, retirement, savings, welfare and other employee benefit plans and policies in which members of the Company's senior management generally are entitled to participate (collectively, the "Benefit Plans"), in accordance with their respective terms as in effect from time to time and as listed in Exhibit B.

      (b) vacation each year in accordance with the Company's policies for members of senior management in effect from time to time, but in no event less than twenty days paid vacation for each calendar year (twenty-five days after fifteen years of employment with the Company and/or any of its Affiliates) (for purposes of this Agreement, the term "Affiliate" means an entity controlled by, in control of, or under common control with, the Company);

      (c) use of an automobile and the costs of fuel, maintenance, repairs and insurance associated with such automobile pursuant to the terms of the Company's policy concerning senior executives' automobiles, as such policy is in effect from time to time, and in the absence of any such policy, as such policy was last in effect.

      (d) life insurance, in addition to any provided to employees of the Company generally, on the life of the Executive for the benefit of the Executive's designated beneficiaries as detailed in Exhibit C.

      (e) long-term disability coverage for the Executive under the plan or policy per Exhibit D.

      (f) medical and dental insurance for the Executive, his spouse, and his dependents as detailed in Exhibit E.

      (g) such other benefits as the Executive is currently provided and noted in Exhibit F.

7. Death Prior to Termination of Employment. If the Executive shall die during the Employment Term, the Company shall have no liability or further obligation except as follows:

      (a) The Company shall pay the Executive's estate, when otherwise due, any unpaid Base Salary for the period prior to the Executive's death, any declared or awarded but unpaid Incentive Compensation and any other unpaid amounts due the Executive under any other Benefit Plans (collectively, the "Entitlements").

      (b) The Executive's estate shall have such rights, if any, under employee benefit, fringe benefit or incentive plans as may be provided in such plans and any grants thereunder in accordance with their respective terms.

8. Common Stock Ownership. No later than five (5) years after the date the Company's Common Stock is listed on a United States stock exchange and at all times thereafter during the Executive's employment by the Company, the Executive must own, directly or beneficially, Common Stock of the Company with an aggregate fair market value equal to (i) one times his Base Salary; or (ii) such greater amount as is required under the current ownership guidelines, if any, as may be established by the Board of Directors of the Company, provided, however, that in no event shall the Executive be required to own Common Stock having a value equal to more than three (3) times his Base Salary. To the extent permitted under applicable law and subject to agreement between the Executive and the Company, the Company may assist the Executive in obtaining financing to effectuate the purchases of Common Stock necessary to meet the requirements of this section which may include Company guarantees and adjustment of incentive and bonus programs to provide that up to fifty percent (50%) of any awards may be paid in Common Stock to an Executive who does not meet the requirements of this section.

9. Disability. If the Executive shall be physically or mentally incapable of performing his material duties as provided in Section 3 of this Agreement during a period of not less than one hundred eighty (180) consecutive days, the Company may, at its election at any time thereafter while the Executive remains incapable of performing his material duties hereunder, terminate the Executive's employment hereunder, effective immediately, by giving the Executive written notice of such termination. In such event, the Company shall have no other obligation to the Executive or his dependents hereunder other than the obligation to pay or provide the Entitlements.

10. Cause. The Company may terminate the Executive's employment hereunder for Cause by giving the Executive written notice of immediate termination. For purposes of this Agreement, "Cause" shall mean (a) the Executive's dishonesty, misappropriation, willful breach of fiduciary duty or fraud with regard to the Company or any of its assets or businesses which has a material adverse effect on the Company; (b) the Executive's conviction of or pleading of nolo contendere with regard to a felony (other than traffic violations) or any other crime involving moral turpitude; or (c) any other breach by the Executive of a material provision of this Agreement that remains uncured for thirty (30) days after written notice thereof is given to the Executive. If the Executive's employment hereunder is terminated by the Company for Cause, the Company shall have no other obligation to the Executive hereunder other than the obligation to pay or provide the Entitlements.

11. Good Reason. The Executive may terminate his employment hereunder for Good Reason provided that there has first occurred a Change in Control of the Company as defined in Section 9.2 of the Company's 1997 Stock Option Plan and provided that the Executive provides written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence or failure to cause the occurrence of any of the following events without the Executive's express prior written consent after a Change in Control: (a) any material demotion of the Executive, any material reduction of the Executive's authority or responsibility or any other change in the terms terms of the Executive's employment which is inconsistent with Section 3 hereof; (b) the Company requiring the Executive to perform services hereunder at any location outside a 60-mile radius from the Employment Site or the Company requiring the Executive to work in an office of substantially inferior characteristics or without the personnel assistance and support currently provided the Executive; or (c) any breach by the Company of any provision of this Agreement which is not cured by the Company within 30 days after notice thereof from the Executive. If the Executive's employment hereunder is terminated by the Executive without Good Reason, the Company shall have no other obligation to the Executive hereunder other than the obligation to pay or provide the Entitlements.

12. Termination of Employment by the Executive for Good Reason after a Change in Control or by the Company Without Cause: Non-renewal of Agreement. In the event; (i) the Executive terminates his employment for Good Reason pursuant to Section 11 hereof; or, (ii) the Company terminates the Executive's employment other than for Cause or due to a disability pursuant to Section 9 hereof; or, (iii) the Executive's employment hereunder terminates due to the non-renewal hereof following notice of such non-renewal given by the Company, then, in any such event, the Company shall be deemed to have breached this Agreement, and the Executive shall be entitled to the following:

      (a) in a lump sum (to the extent such obligations are capable of being paid in a lump sum under the terms of the plan with respect to which such obligation arose) in cash within thirty business days after the date of termination, and, otherwise, in accordance with the terms of the applicable plan or applicable law, any and all Entitlements as of the date of termination of employment; and

      (b) as severance pay, within thirty business days after the date of termination, a lump sum in an amount equal to the greater of (A) the Executive's Ending Compensation, hereinafter defined, multiplied by the number of years (including any fraction of a year) in the period from the date of termination of employment to the date the Employment Term would have otherwise expired pursuant to Section 2 hereof (the "Remaining Term"); or (B) the Executive's Ending Compensation multiplied by two. For purposes of this Agreement, the Executive's Ending Compensation means the sum of (A) one year's Base Salary at the annual rate in effect immediately prior to such termination of employment; and (B) the average of the Incentive Compensation paid or payable to the Executive in respect of the three full years preceding the date of termination of employment.

13.   Non-Competition: Confidential Information.

      (a) The Executive agrees that, if he terminates his employment hereunder other than for Good Reason pursuant to Section 11 hereof, or if his employment hereunder is terminated for Cause, he will not for a period of two years after such termination of employment with the Company, in any manner, directly or indirectly (or have a substantial ownership in, manage, operate, or control any entity which shall directly or indirectly) (i) perform, or cause to be performed, or solicit or aid, in any manner, solicitation of, any work of a type performed by the Company for any firm, corporation, or other entity ("Customer") with which, at any time during the twelve (12) month period prior to termination of the Employment Term, the Company or any subsidiary conducted any business; or (ii) induce any personnel to leave the service of the Company or of any subsidiary of the Company. Within two weeks of a written request of the Executive following termination of the Employment Term, the Company shall deliver to the Executive a list of Customers and the Executive shall within two weeks after such delivery on reasonable prior notice have the right during normal business hours to examine such books and records of the Company as shall be reasonably necessary to confirm that only the names of Customers are set forth on the list.

      (b) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its subsidiaries, and their respective businesses, (i) obtained by the Executive during his employment by the Company or any of its subsidiaries; and (ii) not otherwise public knowledge or known within the Company's industry. After termination of the Executive's employment with the Company, the Executive shall not, without prior written consent of the Company, unless compelled pursuant to a court order, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

      (c) After termination of the Executive's employment with the Company, the Executive shall refrain from disparaging, whether orally, in writing or in other media, the Company, its subsidiaries and Affiliates, the officers, directors and employees of each of them, and the products and services of each of them.

      (d) The Executive agrees that the remedy at law for any breach by him of the foregoing shall be inadequate and that the Company shall be entitled to injunctive relief. This Section constitutes an independent and separable covenant that shall be enforceable notwithstanding any right or remedy that the Company may have under any other provision of this Agreement or otherwise.

14. No Mitigation; No Set-Off. The Company agrees that if the Executive's employment with the Company is terminated for any reason whatsoever, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise. Notwithstanding anything to the contrary contained herein, the Company's obligation, if any, following termination of the Executive's employment hereunder, to provide any ongoing benefits of a type provided for in Sections 6(a), (d), (f), and
      (g) hereof, shall be excused for so long as, and to the extent that, such benefits are provided by a subsequent employer of the Executive.

15. Garnishment. The benefits payable under this Agreement shall not be subject to garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

16. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified mail, return receipt requested, by overnight delivery or courier service, or by telecopy. Notice to the Executive shall be delivered to his address set forth at the beginning of this Agreement, and notice to the Company shall be sent to the address set forth at the beginning of the Agreement to the Attention: General Counsel

      Any notice given by certified mail shall be deemed given five days after the time of certification thereof. Any notice given by other means permitted by this Section 16 will be deemed given at the time of receipt thereof.

      Either party may, by notice given in accordance with this Section 18 to the other party, designate another address or person for receipt of notices hereunder.

17. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

18. Binding Agreement. Notwithstanding anything herein to the contrary, this Agreement may not be assigned by the Company without the prior written consent of the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to the Executive and neither this Agreement nor any rights hereunder may be assigned by the Executive.

19. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

20. Counterparts. This Agreement may be executed in several Counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

21. Separability. If any provisions of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provision hereof which shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand as of the date first set forth above.

                                             HOSOKAWA MICRON INTERNATIONAL INC.

                                             By:  /s/ Isao Sato
                                                  ------------------------------
                                                  Name:  Isao Sato
                                                  Title: President C.E.O.

                                             GORDON E. ETTIE

                                             /s/ Gordon E. Ettie
                                             -------------------
                                             Name:

             EXHIBIT A TO THE SENIOR EXECUTIVE EMPLOYMENT AGREEMENT
                              dated April 15, 1998
                                    between
               HOSOKAWA MICRON INTERNATIONAL INC. ("Company") and
                                 Gordon E. Ettie
                                  ("Executive")

                       Hosokawa Micron International Inc.

                           Management Incentive Plan

Objectives

The purpose of a Management Incentive Plan (the "Plan") is to provide cash rewards to key employees who contribute to the achievement of corporate-wide goals established for the company overall and its business units.

Eligibility

Individuals with Corporate or Business Segment responsibilities at the Vice President level and above are eligible for participation in the Plan. In addition, the President or Executive Vice President and General Manager of each Operating Unit and salaried employees, at the Director level and above, reporting directly to the President or Executive Vice President and General Manager of each Operating Unit are eligible to be nominated for participation. Participation below this level may be provided for on an exception basis. All participants participation requires the annual approval of the Chief Executive Officer.

Note: Participation in this Management Incentive Plan is restricted to those Units that have a planned (budgeted) Pretax income which exceeds US $500,000.

Awards to individuals hired or promoted into eligible positions during the year will be determined on a pro rata basis. Individuals hired or promoted on or after July 1 will not be eligible for an award for that year.

Awards

Each participant will be assigned a target award, expressed as a percentage of base salary in effect at the beginning of the year. The target award will be paid if business unit financial performance objectives at the target level (e.g., 100% of Business Plan) and individual goals are achieved in full. If financial performance objectives and individual goals are exceeded, awards will increase up to pre-established maximum amounts. Target and maximum incentive awards are shown below:

Position                                   Target Award            Maximum Award

Corporate SVP's/Business                        40%                     80%
Segment Presidents and above

Corporate/Business Segment                      30%                     60%
VP's/BU President or GM

Unit VP or Directors                            20%                     40%

Each business unit will establish an accrual equal to the sum of the Target Awards of approved participants. The accrual is to be adjusted periodically during the year based on the business unit's financial results. All financial results (e.g., Pre-Tax Income and Cash Flow) will be measured after the full cost of incentive awards are accrued.

Performance Weightings

As described, awards will be based on a combination of business unit financial performance and individual performance. The performance factor weightings used will vary by position to reflect each participants responsibilities and impact.

If a participant's employment terminates for any reason other than death, disability or retirement, before the end of the fiscal year, no award will be made. If a participant's employment terminates because of death, disability or retirement during the fiscal year, a pro rata award will be made.

Financial Objectives and Performance Measures

At the beginning of each year, financial objectives will be established for each business unit, subject to the approval of the Chief Executive Officer, and communicated to participants. The financial objectives will specify three levels of achievement:

1. A Target performance that represents expected results for the business unit for the year, i.e. Fiscal Year Plan;

2. A Maximum performance objective that represents outstanding performance and is substantially greater than the target level; and,

3. A Threshold performance objective that is less than the target and represents the minimum level of performance for which bonus will be paid.

Financial performance objectives will be measured against the Business Plan (Budget) approved for the year. If actual financial performance for a business unit is below 85% of the Business Plan, no award is earned.

Two performance measures will be used to establish business unit financial performance objectives as compared to the approved Business Plan:

The performance weightings are shown below:

                          Performance Factor Weightings
                                      Business        Business
Position               Corporate      Segment         Unit            Individual
Corp. Staff                80%                                           20%

Bus. Segment Staff         40%           40%                             20%

Unit President/
General Manager            20%           20%           40%               20%

Other Unit Staff                         20%           50%               30%

For example, 80% of the award for participants with Corporate responsibilities will be based on achievement of Corporate financial performance objectives and 20% of the award will be based on individual performance. For a business unit President or General Manager, 20% of the award will be based on the achievement of the Corporate financial performance objectives, 40% on achievement of business unit financial performance objectives, 20% on Business Segment financial performance objectives, and 20% on individual performance objectives.

Weightings may be adjusted by the Chief Executive Officer at the beginning of the year. Any change in the performance factor will be communicated promptly to participants.

Financial Performance Objectives

The performance scale shown below identifies threshold, target and maximum financial performance objectives that will apply to business unit (Corporate, Business Segment and Business Unit) financial performance. The performance scale also identifies the corresponding award payout levels, expressed as a percentage of the target awards assigned to participants with business unit (Corporate, Business Segment, and Business unit) responsibilities.

                        Financial Performance Objectives

                                          Percent of                    Award
                                         Business Plan                 Payout
Performance Level                          Achieved                  Percentage
Maximum                                   200%                          200%

                                          150%                          150%

Target                                    100%                          100%

Threshold                                  85%                           70%

Below Minimum                             Less than 85%                   0%

If actual results fall in between the Performance Levels specifically identified on the scale, straight-line interpolation will be used to determine the corresponding Award Payout Percentage. As the performance scale indicates, for each 1% over the Business Plan for business unit Pre-Tax Income and Cash Flow, the award Payout Percentage increases by 1%. Conversely, for each 1% decrease below the Business Plan, the Award Payout Percentage decreases by 2%.

At the end of the year, actual Pre-tax Income and Cash Flow of each business unit will be compared to the performance objectives scale. Comparisons will be made in local currency. The Award Payout Percentage will be determined separately for each of these two performance measures. Each Award Payout Percentage will be multiplied by the assigned weighting (70% weighting for Pre-tax Income and 30% weighting for Cash Flow) with the result added together to develop an overall Award Payout Percentage for the business unit.

When determining the overall Award Payout Percentage for a business unit, the maximum Award Payout Percentage applied to a single performance measure is 200%. If actual results on a single measure are less than 85% of Plan, zero credit will be applied towards the overall Award Payout Percentage. If the overall Award Payout Percentage for a business unit is less than 70%, no bonus payments will be made to any participants in the business unit.

The Company reserves the right to adjust the business unit performance scales in the beginning of each year on a case by case basis to reflect special situations. Participants affected by any such adjustments will be notified promptly. The Company reserves the right to change the performance scales in future years.

Award Determination and Payment

The Chief Financial Officer will determine Award Payout Percentages for each business unit within 15 days after final financial results are known for the year. Award Payout Percentages will be communicated to each business unit President or General Manager who will develop award recommendations for each participant in the business unit based on the Award Payout Percentage and individual performance ratings.

Individual performance ratings of participants may range from 0% to 200%.

The following guidelines should be used to establish individual ratings:

Outstanding                      150% to 200%    Substantially exceeds all goals

Above Expectations               120% to 150%    Substantially exceeds most
                                                 goals; meets all goals

Meets Expectations                80% to 120%    Meets essentially all goals
                                                 in a fully satisfactory manner

Below Expectations                40% to 80%     Does not meet majority of
                                                 goals in a satisfactory manner

Unsatisfactory                     0% to 40%     Substantially fails to achieve
                                                 individual goals


Award recommendations for business unit participants are to be submitted to the Chief Financial Officer, via the Business Segment Office. Award recommendations for Corporate and Business Segment participants are to be submitted to the Chief Financial Officer. The Chief Financial Officer will summarize all recommendations and submit the recommendations to the Chief Executive Officer for approval. Cash payments will be made as soon as is practical after financial results for the year have been established. Payments will be reduced by all withholding amounts required by federal, state or other taxing authorities.

Pre-Tax Income                     70%

Operating Cash Flow                30%
                                   ---

Financial Performance             100%
                                  ----
Individual Performance

Each participant will establish individual goals that contribute to the achievement of the business unit's financial objectives. Individual goals are to be submitted in writing for approval, as described below, by October 15 of each year.

a) Individual goals prepared by Business Segments Presidents will be approved by the Chief Executive Officer.

b) Individual goals prepared by business unit Presidents or Executive Vice Presidents and General Managers and business segment participants will be approved by the Business Segment President.

c) Individual goals of other business unit participants will be approved by the business unit President or Executive Vice President and General Manager.

d) Individual goals of Corporate participants will be approved by the Chief Executive Officer or his designee.

Note: All individual objectives are to be specific and measurable.

Examples

Here are several examples of how the Plan will work in any business unit:

Example 1

Assume a business unit has budgeted Pre-tax income of $2,000,000 and Cash Flow of $2,600,000. Actual results for the year indicate Pre-tax income of $3,000,000 and Cash Flow of $3,250,000. The Award Payout Percentage for the business unit is calculated as follows:

Actual PTI/Budgeted PTI              $3,000,000/$2,000,000 = 150% x 70% = 105%

Actual CF/Budgeted CF                $3,250,000/$2,600,000 = 125% x 30% = 37.5%
                                                                          ----
                                  Business Unit Award Payout Percentage = 142.5%

Since actual results are greater than 100% of budget, actual/budget equals the Award Payout Percentage, no interpolation is required.

The business unit Award Payout Percentage will be used to determine 40% of the business unit President's bonus. Corporate and Business Segment financial performance and individual performance will each count for 20%. In this example, assume that Business Segment and Corporate performance and individual performance are each rated at 100%.

Operating Unit President

Salary             $120,000
Target Award 30% or $36,000

                                                                      Percent of
                                                        Award           Target
                        Performance Factor              Payout           Award
                            Weightings        x       Percentage   =    Earned
Corporate                      20%                       100%              20%

Business Segment               20%                       100%              20%

Business Unit                  40%                       142.5%            57%

Individual                     20%                       100%              20%
                                                                          ----
                                                         Total            117%

The business unit President will receive a bonus of $42,120 (117% of the target award).

Bonus awards to unit VP's will depend on business segment, business unit and individual performance. Assume a unit VP earns a salary of $70,000. The bonus award to the unit VP who fully meets his/her individual goals will equal $16,982 (121.3% of the target award).

Unit VP

Salary              $70,000
Target Award 20% or $14,000

                                                                     Percent of
                                                        Award           Target
                        Performance Factor              Payout           Award
                            Weightings        x       Percentage   =    Earned

Bus Segment                    20%                       100%             20%

Business Unit                  50%                       142.5%           71.3%

Individual                     30%                       100%             30%
                                                                         -----
                                                         Total           121.3%

However, since the Award Payout Percentage for the individual component can vary from 0% to 200%, the bonuses will normally vary. In this example, the Total Award Payout Percentage could range from a minimum of 91.3% to a maximum of 151.3% of the target award. Actual bonuses could range from $12,782 to $21,182 depending on individual achievement.

Example 2

Assume again that a business unit budgeted Pre-tax Income of $2,000,000 and Cash Flow of $2,600,000. Actual results for the year indicate Pre-tax Income of $1,800,000 and Cash Flow of $2,340,000. The Award Payout for the business unit is calculated as follows:


Actual PTI/Budgeted PTI               $1,800,000/$2,000,000 = 90%

                                PTI Award Payout Percentage = 80% x 70% =  56%

Actual CF/Budgeted CF                 $2,340,000/$2,600,000 = 90%

                                 CF Award Payout Percentage = 80% x 30% =  24%
                                                                           --

                                     Business Unit Award Payout Percentage 80%

Since actual results on both performance measures is less than 100% of Budget, interpolation using the 1:2 factor, explained in the Performance Factor Weightings section above, is used to determine the Award Payout Percentage. For example, Since PTI is 10% below budget, the Award Payout Percentage is reduced by 20% points and equals 80%.

The business unit Award Payout Percentage will be used to determine 40% of the business unit President's bonus. Corporate, Business Segment financial performance and Individual performance will each account for 20%. In this example, assume that both Business Segment and Individual performance are rated at 100%.

Business Unit President

Salary             $120,000
Target Award 30% or $36,000

                                                                      Percent of
                                                        Award           Target
                        Performance Factor              Payout           Award
                            Weightings        x       Percentage   =    Earned

Corporate                      20%                       100%              20%

Bus Segment                    20%                       100%              20%

Business Unit                  40%                        80%              32%

Individual                     20%                       100%              20%
                                                                           --
                                                         Total             92%

The business unit President will receive a bonus of $33,205 (92% of the Target Award).

Bonus awards to other unit staff will depend on business unit and individual performance. Assume a unit VP earns a salary of $70,000. The bonus award to the unit VP who fully meets his individual goals will equal $12,600 (90% of the Target Award).

Unit VP

Salary              $70,000

Target Award 20% or $14,000

                                                                      Percent of
                                                        Award           Target
                        Performance Factor              Payout           Award
                            Weightings        x       Percentage   =    Earned


Bus Segment                    20%                       100%              20%

Business Unit                  50%                        80%              40%

Individual                     30%                       100%              30%
                                                                          ----

                                                         Total             90%

However, since the Award Payout Percentage for the Individual component can vary from 0% to 200%, the bonuses will normally vary. In this example, the Total Award Payout Percentage could range from a minimum of 60% to a maximum of 120% of the Target Award. Actual bonuses could range from $8,400 for an individual who achieves none of his/her individual goals to $16,800 for an individual who makes an outstanding contribution.

Example 3

Assume again that a business unit has budgeted Pre-tax Income of $2,000,000 and Cash Flow of $2,600,000. Actual results for the year indicate Pre-tax Income of $1,600,000 and Cash Flow of $2,300,000. The Award Payout Percentage is calculated as follows:

Actual PTI/Budgeted PTI                   $1,600,000/$2,000,000 = 80%  =   0%

Actual CF/Budgeted CF                     $2,300,000/$2,600,000 = 88.5
                         Cash Flow Award Payout Percentage 77.0% x 30% = 23.1%
                                                                         ----
                                 Business Unit Award Payout Percentage = 23.1%

Since 80% is below the threshold level of performance set for Pre-tax Income (85% of the Budget), the business unit receives no Pretax credit. Since the overall Award Payout Percentage is below the 70% threshold, no bonus payments are made to the business unit President or his staff.

Example 4

Assume again that a business unit has budgeted Pre-tax Income of $2,000,000 and Cash Flow of $2,600,000. Actual results for the year indicate Pre-tax Income of $3,800,000 and Cash Flow of $5,450,000. The Award Payout Percentage for the business unit is calculated as follows:

Actual PTi/Budgeted PTI                $3,800,000/$2,000,000 = 190% x 70% = 133%

Actual CF/Budgeted CF                  $5,450,000/$2,600,000 = 210%

                                                               200% x 30% =  60%
                                                                             ---
                                    Business Unit Award Payout Percentage   193%

Since the maximum Award Payout Percentage is 200%, 200% rather 210% is used to calculate the Award Payout Percentage for Cash Flow.

The business unit Award Payout Percentage will be used to determine 40% of the business unit President's bonus. Corporate and Business Segment financial performance and Individual performance will each count for 20%. In this example, assume that both Business Segment performance and Individual performance are rated at 100%.

Business Unit President

Salary             $120,000
Target Award 30% or $36,000

                                                                      Percent of
                                                        Award           Target
                        Performance Factor              Payout           Award
                            Weightings        x       Percentage   =    Earned

Corporate                       20%                      100%              20%

Bus Segment                     20%                      100%              20%

Business Unit                   40%                      193%              77.2%

Individual                      20%                      100%              20%
                                                                          ----
                                                         Total            137.2%

The business unit President will receive a bonus of $49,392 (137.2% of the Target Award).

Bonus awards to unit VP's will depend on business unit and individual performance. Assume a unit VP earns a salary of $70,000. The bonus award to the unit VP who fully meets his/her individual goals will equal $20,510 (146.5% of the Target Award).

Unit VP

                                                                      Percent of
                                                        Award           Target
                        Performance Factor              Payout           Award
                            Weightings        x       Percentage   =    Earned
Bus Segment                 20%                          100%              20%

Business Unit               50%                          193%              96.5%

Individual                  30%                          100%              30%
                                                                          ----
                                                         Total            146.5%

However, since the Award Payout Percentage for the Individual component can vary from 0% to 200%, the bonuses will normally vary. In this example, the Total Award Payout Percentage could range from a minimum of 116.5% to a maximum of 176.5% of the Target Award. Actual Bonuses could range from $16,310 to $
24,710.

General

Nothing contained in this Plan nor participation in or any action taken under the Plan shall be construed or deemed an employment contract or give any employee any right to be retained as an employee or guarantee of employment. In addition, nothing contained in this Plan nor any action taken hereunder shall be construed, deemed or implied to be a contract or agreement that any award granted in one year will be granted in a subsequent year.

Although the Company intends to continue the HMII Management Incentive Plan, the Company reserves the right to amend or discontinue the Plan at any time for any reason or no reason..

The Chief Executive Officer is responsible for the administration of the Plan and shall interpret and administer the Plan and any rules and regulations relating to it. The Chief Executive Officer may delegate the authority to administer the Plan in whole or in part. However, any changes to the size of the awards provided under the Plan or business unit financial performance objectives require the approval of the Chief Executive Officer.

             EXHIBIT B TO THE SENIOR EXECUTIVE EMPLOYMENT AGREEMENT
                               dated April 15, 1998
                                     between
               HOSOKAWA MICRON INTERNATIONAL INC. ("Company") and
                                 Gordon E. Ettie
                                  ("Executive")

1.    Pensions, Retirement, Savings-type Plans

      Hosokawa Micron Investment Retirement Plan (401k)

      General

      The Plan is a defined contribution plan of the Company, subject to US governmental rules, regulations and restrictions.

      Contributions and Vesting

      The Executive may contribute up to 16% of annual compensation subject to annual governmental limits which, for 1998, is $10,000, and may invest in any one or a combination of 10 mutual funds. The Executive is immediately vested in his contributions and the earnings thereon.

      The Company contributes an amount equal to 100% of the first 3% of total pay contributed by the Executive. In addition, the Company contributes an amount equal to 2% of the Executive's total pay for each plan year, provided that the Executive was employed on the last day of that plan year. The 2% Company contribution is made regardless of whether or not the Executive contributes to the Plan. Total pay for which the Company can make the 2% contribution and on which the Company can match contributions is limited by governmental rules which, for 1998, limits contributions to the first $160,000 of total compensation. Benefits from Company contributions made under the Plan vest at 40% after two years of vesting service, and 20% per year thereafter, and are fully vested after an Executive completes five years of vesting service.

      Participant Accounts

      Individual account balances are maintained for each participant whereby contributions are allocated to any one or combination of 10 funds. Participants may change their investment allocations on a daily basis. Contributions are credited to participant accounts at the current market value within each fund allocation on a daily basis.

2.    Welfare-type Plans

      Business Travel Accident

      Company-paid coverage provides insurance for loss of life or catastrophic disability resulting while traveling on Company business. The coverage equals five times Base Salary up to a maximum of $500,000.

             EXHIBIT C TO THE SENIOR EXECUTIVE EMPLOYMENT AGREEMENT
                              dated April 15, 1998
                                     between
               HOSOKAWA MICRON INTERNATIONAL INC. ("Company") and
                                 Gordon E. Ettie
                                  ("Executive")

Executive Life Insurance

Life insurance benefit equal to 2-1/2 times Base Salary to a maximum of $300,000.

             EXHIBIT D TO THE SENIOR EXECUTIVE EMPLOYMENT AGREEMENT
                              dated April 15, 1998
                                     between
               HOSOKAWA MICRON INTERNATIONAL INC. ("Company") and
                                 Gordon E. Ettie
                                  ("Executive")

Salary Continuation and Long-Term Disability

Company-paid salary continuation for the first 90 days of a medical disability absence due to sickness or accident. After 90 days, Executive must have elected Optional Long-Term Disability Insurance which is paid for in total by the Executive. Under this Company-sponsored program, the Executive will receive monthly benefits equal to 60% of Base Salary to a maximum of $10,000 per month for the period of eligible disability, as defined under terms of the plan document. The premiums for this coverage are adjusted after negotiation with the insurance carrier and is currently $.54 per $100 of Base Salary.

             EXHIBIT E TO THE SENIOR EXECUTIVE EMPLOYMENT AGREEMENT
                               dated April 15, 1998
                                     between
               HOSOKAWA MICRON INTERNATIONAL INC. ("Company") and
                                 Gordon E. Ettie
                                  ("Executive")

Medical Insurance

Comprehensive Medical Plan for Executives and eligible dependents (spouse and children to the age of 18 or age of 23, if a full-time student in an accredited school). Executive must satisfy a deductible of $250 for Executive and each dependent or a maximum overall deductible of $500 per year. After deductibles are satisfied, the Plan pays 100% of all eligible medical expenses thereafter except for certain employee co-payments noted below.

Physician services are paid as follows: Inpatient, 100% after deductible; office visits, 100% after $15 employee co-pay with no deductible. Preventive Care Services are paid 100% after $15 employee co-pay up to $500/yr. with no deductible.

Prescription drugs are paid as follows: 100% after $15 employee co-pay, non-generic pharmaceuticals; $10 employee co-pay, generic and $10 employee co-pay, mail order.

Pre-certification before all hospitalization is required in order to obtain maximum benefits, otherwise reduced benefits will be paid.

Premiums for this coverage are paid 80% by the Company and 20% by the Executive.

Dental Insurance

The Dental Plan for Executive and their eligible dependents as defined above.

The Dental Plan provides scheduled reimbursements for covered services such as preventive treatment, basic and major services. A deductible of $50 per individual (maximum 3 per family) must be satisfied each year. No deductible is required for preventive services.

For any calendar year, the Plan pays up to $1,000 maximum for covered expenses incurred by a covered person after the deductible. Orthodontic services are covered only for dependent children and are reimbursed at 50% of eligible charges up to a lifetime maximum of $1,500 per dependent child.

Premiums for this coverage are paid 80% by the Company and 20% by the Executive.

             EXHIBIT F TO THE SENIOR EXECUTIVE EMPLOYMENT AGREEMENT
                               dated April 15, 1998
                                     between
               HOSOKAWA MICRON INTERNATIONAL INC. ("Company") and
                                 Gordon E. Ettie
                                  ("Executive")

                                   -- None -